Exhibit (e)(8)

KEELEY FUNDS, INC.

SEVENTH AMENDMENT TO THE

UNDERWRITING AGREEMENT

THIS SEVENTH AMENDMENT, dated as of the 20th day of November, 2014, to the Underwriting Agreement, dated April 7, 2005, as amended February 14, 2006, August 15, 2007, December 21, 2007, November 3, 2009, February 2, 2010 and May 5, 2011 (the “Agreement”) is made and entered into by and between KEELEY FUNDS, INC., a Maryland corporation (the “Company”), and KEELEY INVESTMENT CORP., an Illinois corporation (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and the Distributor desire to amend said Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with the Exhibit A attached hereto.

Except to the extent that it is hereby amended, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KEELEY FUNDS, INC.		KEELEY INVESTMENT CORP.

By:	/s/ John L. Keeley, Jr.	By:	/s/ John L. Keeley, Jr.
Name:	John L. Keeley, Jr.	Name:	John L. Keeley, Jr.
Title:	President	Title:	President

Exhibit A

to the Keeley Funds, Inc. Underwriting Agreement

Series	Distribution Plan
Keeley Small Cap Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated November 20, 2014

Keeley Small-Mid Cap Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated November 20, 2014

Keeley Mid Cap Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated November 20, 2014

Keeley Small Cap Dividend Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated November 20, 2014

Keeley Mid Cap Dividend Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated November 20, 2014

Keeley All Cap Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated November 20, 2014

Keeley Alternative Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated November 20, 2014

Keeley International Small Cap Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated November 20, 2014